TO OUR STOCKHOLDERS:

Net Earnings for the first quarter of 1994 totaled $1,354,634, a 17.1% increase over the $1,157,291 earned in the first quarter of 1993. After paying dividends on preferred stock, income available to common shareholders represented $.47 per share as compared to $.59 per share for the first three months of 1993.

We've made substantial progress this quarter with respect to loan portfolio quality. At year end, non-performing assets aggregated $13.2 million, or 2.16% of total assets. As of March 31, 1994, 1.68%, or $10.0 million of our assets were non-performing. Significantly, the improvement was the result of our collection efforts rather than charges against earnings. Net charge offs for the quarter totaled less than $7,000.

We're quite pleased with the progress we've made since our third quarter 1993 merger with First Northbrook Bancorp, Inc. As 1994 unfolds, we'll continue to look for opportunities to maximize efficiency while improving interest margins and asset quality.

With the implementation of FAS No. 115 ("Accounting for Certain Investments in Debt and Equity Securities") this year, a new caption titled "Unrealized loss on securities available for sale" is included in the Stockholders' Equity section of our balance sheet. Essentially, FAS No. 115 requires that securities available for sale be reported at "fair value", and the unrecognized loss, if any, be deducted from Stockholders' Equity. This "fair value" will naturally fluctuate, perhaps significantly, as interest rates rise and fall. Although it's unlikely that we would liquidate the entire portfolio, we are required to designate investments which we might sell for liquidity purposes and account for them as indicated.

In January, 1994, your Board of Directors voted to increase the quarterly cash dividend rate on our common stock by 8.3%, from $.12 per share to $.13. We're excited with the early results we've experienced in our new markets, and remain optimistic about the coming months. Thank you for your participation and continued support.














                                          Consolidated Balance Sheets
- - -------------------------------------------------------------------------------------------------------------

                                                                   March 31,      March 31,     December 31,
                                                                     1994            1993           1993
- - -------------------------------------------------------------------------------------------------------------
Assets
Cash & non-interest bearing deposits                               $22,246,528    $15,842,547    $26,151,048
Interest bearing deposits                                           23,375,556        651,580     20,227,486
Federal funds sold                                                     -              -            9,977,000
- - -------------------------------------------------------------------------------------------------------------
      Cash and cash equivalents                                     45,622,084     16,494,127     56,355,534
- - -------------------------------------------------------------------------------------------------------------
Investments held to maturity (approximate market value):
   March 31, 1994 -    $40,631,000;
   March 31, 1993 -    $31,453,000;
   December 31, 1993 - $41,572,000;                                 39,564,753     29,812,787     39,787,245
Securities available for sale (approximate market value):
   March 31, 1994 -    $156,074,000;
   March 31, 1993 -     $75,105,000;
   December 31, 1993 - $141,744,000;                               156,074,015     73,220,152    140,699,066
Loans                                                              309,802,970    225,778,303    331,905,335
  Less: Unearned discount                                       (      451,713) (     179,612) (     517,932)
        Allowance for possible loan losses                      (    4,362,603) (   2,722,393) (   4,369,290)
- - -------------------------------------------------------------------------------------------------------------
        Net loans                                                  304,988,654    222,876,298    327,018,113
- - -------------------------------------------------------------------------------------------------------------
Bank premises & equipment                                           14,945,427     11,509,601     15,153,969
Excess cost over fair value of net assets acquired                  22,794,908      2,961,402     23,193,016
Accrued interest receivable                                          5,193,134      3,578,637      5,070,332
Other assets                                                         4,629,203      1,267,539      3,385,935
- - -------------------------------------------------------------------------------------------------------------
        Total assets                                              $593,812,178   $361,720,543   $610,663,210
- - -------------------------------------------------------------------------------------------------------------
Liabilities & stockholders' equity
Non-interest bearing deposits                                      $90,294,703    $41,121,700   $104,976,862
Interest bearing deposits                                          406,669,874    254,560,586    413,042,081
- - -------------------------------------------------------------------------------------------------------------
         Deposits                                                  496,964,577    295,682,286    518,018,943
- - -------------------------------------------------------------------------------------------------------------
Short-term borrowings                                               15,925,000     17,425,000     12,410,000
Securities sold under agreements to repurchase                      21,207,805     13,581,584     20,571,658
Accrued taxes & other expenses                                       3,538,541      2,064,712      3,667,295
Other liabilities                                                      584,270        303,328        579,275
- - -------------------------------------------------------------------------------------------------------------
         Liabilities                                              $538,220,193   $329,056,910   $555,247,171
- - -------------------------------------------------------------------------------------------------------------
Stockholders' equity
Preferred stock - $1 par value, 1,000,000 shares authorized:
  Series A perpetual, $1,000 stated value, 8.25%, 7,000 shares
    authorized, 5,000 shares issued and outstanding;                 5,000,000        -            5,000,000
  Series B convertible, $1,000 stated value, 7.50%, 7,250 share
    authorized, 5,950 shares issued and outstanding;                 5,950,000        -            5,950,000
  Series C perpetual, $1,000 stated value, 7.00%, 1,950 shares
    authorized, issued and outstanding;                              1,950,000        -            1,950,000
  Series D perpetual, $1,000 stated value, 9.00%, 3,300 shares
    authorized, issued and outstanding;                              3,300,000        -            3,300,000

Common stock- $5.00 par value
                    March 31,   March 31, December 31,
 No. of Shares        1994        1993        1993
   Authorized       2,500,000   2,500,000   2,500,000
   Issued           2,172,863   1,993,146   2,172,863
   Outstanding      2,163,107   1,927,536   2,163,107               10,864,315      9,965,730     10,864,315
Surplus                                                             16,134,180     12,533,290     16,134,180
Retained earnings                                                   13,176,692     10,915,136     12,426,322
Unrealized loss on securities available for sale (net of tax)   (      574,424)
    Less:  Treasury stock, (9,756 shares at cost,
           March 31, 1994 and December 31, 1993
           and 65,610 shares at cost, March 31, 1993)           (      208,778) (     750,523) (     208,778)
- - -------------------------------------------------------------------------------------------------------------
       Stockholders' equity                                        $55,591,985    $32,663,633    $55,416,039
- - -------------------------------------------------------------------------------------------------------------
       Total liabilities & stockholders' equity                   $593,812,178   $361,720,543   $610,663,210
- - -------------------------------------------------------------------------------------------------------------






                                                  Consolidated Statements of Earnings
- - -----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Three Months Ended
                                                                                          March 31,
Interest income                                                                     1994               1993
Interest & fees on loans                                                          $5,993,666         $4,601,763
Interest & dividends on investment securities:
  Taxable                                                                          1,897,305          1,226,144
  Exempt from federal income tax                                                     527,415            391,458
Other interest income                                                                126,129             22,771
- - -----------------------------------------------------------------------------------------------------------------------------------
      Interest income                                                              8,544,515          6,242,136
- - -----------------------------------------------------------------------------------------------------------------------------------
Interest expense
Interest on deposits                                                               3,059,638          2,405,642
Interest on short-term borrowings                                                    317,308            282,200
- - -----------------------------------------------------------------------------------------------------------------------------------
      Interest expense                                                             3,376,946          2,687,842
- - -----------------------------------------------------------------------------------------------------------------------------------
  Net interest income                                                              5,167,569          3,554,294
  Provision for possible loan losses                                                 -                   75,000
- - -----------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision for possible loan losses                       5,167,569          3,479,294
- - -----------------------------------------------------------------------------------------------------------------------------------
Other income
Trust fees                                                                           607,458            539,250
Service charges on deposits                                                          463,943            242,953
Net gains on loans sold to secondary market                                          155,840             62,359
Investment securities gains, net                                                     -                   20,394
Other operating income                                                               620,483            216,923
- - -----------------------------------------------------------------------------------------------------------------------------------
       Other income                                                                1,847,724          1,081,879
- - -----------------------------------------------------------------------------------------------------------------------------------
Other expenses
Salaries                                                                           1,902,015          1,408,070
Pension, profit sharing, & other employee benefits                                   349,240            205,156
Net occupancy of bank premises                                                       523,440            281,495
Furniture & equipment                                                                284,523            187,522
Federal deposit insurance premiums                                                   299,330            170,750
Amortization of excess cost over fair value of net assets acquired                   398,108             48,549
Other                                                                              1,298,382            670,432
- - -----------------------------------------------------------------------------------------------------------------------------------
       Other expense                                                               5,055,038          2,971,974
- - -----------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                       1,960,255          1,589,199
Applicable income taxes                                                              605,621            431,908
- - -----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                                      $1,354,634         $1,157,291
===================================================================================================================================

Earnings per share
  (On weighted average outstanding common
  shares of 2,205,595 in 1994 and
  1,959,791 in 1993)                                                                    $.47               $.59
- - -----------------------------------------------------------------------------------------------------------------------------------
























                                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Three months ended March 31, 1994 and 1993 (unaudited)


                                                                            1994          1993
                                                                          ------        ------
Cash flows from operating activities:

Net earnings                                                          $1,354,634    $1,157,291

Adjustments to reconcile net earnings
  to net cash from operating activities:
    Amortization net, related to:
      Investment securities                                             480,983       148,329
      Excess of cost over net assets acquired                           398,108        48,549
      Other                                                             171,820  (      1,684)
    Depreciation                                                        299,320       211,941
    Provision for possible loan losses                                   -             75,000
    Gain on sale related to:
      Investment securities                                              -       (     20,394)
      Loans sold to secondary market                                (   155,840) (     62,359)
    Change in:
      Securities available for sale                                 (15,791,810)    4,156,597
      Accrued interest receivable                                   (   122,802)      117,601
      Other assets                                                  ( 1,243,268) (    555,340)
      Accrued taxes & other expenses                                (   128,754) (     21,650)
      Other liabilities                                                   4,995         2,448
- - ----------------------------------------------------------------------------------------------
Net cash from operating activities                                  (14,732,614)    5,256,329
- - ----------------------------------------------------------------------------------------------
Cash flows from investing activities:

    Purchase of investment securities                               ( 2,511,785) (  2,611,925)
    Proceeds from:
      Maturities of investment securities                             2,095,731     1,129,463
    Net (increase) decrease in loans                                 22,027,046  (  5,637,426)
    Purchase of bank premises & equipment                           (   104,345) (     80,958)
- - ----------------------------------------------------------------------------------------------
Net cash from investing activities                                   21,506,647  (  7,200,846)
- - ----------------------------------------------------------------------------------------------
Cash flows from financing activities:

    Net increase (decrease) in:
      Deposits                                                      (21,054,366) ( 13,210,826)
      Securities sold under agreements to repurchase                    636,147  (  1,272,826)
      Short term borrowings                                           3,515,000    11,273,000
    Cash dividends paid                                             (   604,264) (    231,304)
- - ----------------------------------------------------------------------------------------------
Net cash from financing activities                                  (17,507,483) (  3,441,956)
- - ----------------------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents                    (10,733,450) (  5,386,473)
    Cash and cash equivalents, beginning of year                     56,355,534    21,880,600
- - ----------------------------------------------------------------------------------------------
  Cash and cash equivalents, end of year                             $45,622,084   $16,494,127
- - ----------------------------------------------------------------------------------------------